UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2005

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Symbol Technologies, Inc. (the "Company") is furnishing herewith as Exhibit 99.1 its Press Release dated June 28, 2005 announcing the Company's revised second quarter and full year 2005 guidance.

The information in Item 2.01 of this Current Report on Form 8-K and the corresponding information contained in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 24, 2005, the Company's Board of Directors formally approved a business restructuring plan. The restructuring will primarily consist of headcount reductions, the elimination and consolidation of certain facilites on a global basis and the write-off of certain assets, as well as other incremental costs resulting from the Company’s restructuring activities. An estimated total pre-tax, non-recurring charge of between $75 million to $95 million is expected to be incurred, with approximately one-half to be recorded in the second quarter ending June 30, 2005 and the remainder recorded in the subsequent two quarters. The restructuring charge includes approximately $22 million to $25 million for severance and related costs, approximately $21 million to $26 million for elimination and consolidation of facilities, approximately $20 million to $25 million for the write off of certain assets and approximately $12 million to $19 million for other incremental costs and intangibles resulting from the Company’s restructuring activities. Total cash expenditures resulting from the restructuring plan are expected to be two-thirds of the charge or approximately $50 million to $63 million. The Company expects the substantial majority of the restructuring activities to be completed during the second and third quarters of 2005. The restructuring is expected to result in overall quarterly savings of approximately $15 million.

A copy of the Press Release announcing the restructuring plan is included as Exhibit 99.1 to this report and the portions of such Press Release related to Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.

Management of the Company will be hosting a teleconference today, June 28, 2005 at 5:30 PM EDT to discuss the subjects covered by this Current Report on Form 8-K and the Press Release. Details on accessing the teleconference are contained in the Press Release. Audio replay of the teleconference will be available on the Company’s website at www.symbol.com/investors beginning 8:30 PM EDT on June 28, 2005 until midnight CT on July 28, 2005, on a 24 hour basis.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number Description
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99.1 Press Release, dated June 28, 2005.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, those risks and uncertainties discussed in the Company's most recent Form 10-K and 10-Q and other filings with the United States Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

June 28, 2005	By:	Mark T. Greenquist

Name: Mark T. Greenquist
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 28, 2005